Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Royal Bank of Canada

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Senior Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.00014760	(1)(2)

Fees to be Paid	Debt	Subordinated Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.00014760	(1)(2)

Fees to be Paid	Debt	Warrants	457(o)	(1)(2)	100%	(3)(4)	0.00014760	(1)(2)

Fees to be Paid	Equity	Common Shares(5)	457(o)	(1)(2)	100%	(3)(4)	0.00014760	(1)(2)

Fees to be Paid	Equity	First Preferred Shares(6)	457(o)	(1)(2)	100%	(3)(4)	0.00014760	(1)(2)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$75,000,000,000(1)(2)	100%	$75,000,000,000(3)(4)	0.00014760	$11,070,000(1)(2)

Carry Forward Securities

Carry Forward Securities	Debt	Senior Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-259205	September 14, 2021	(1)(2)

Carry Forward Securities	Debt	Subordinated Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-259205	September 14, 2021	(1)(2)

Carry Forward Securities	Debt	Warrants	415(a)(6)	(1)(2)		(3)(4)			F-3	333-259205	September 14, 2021	(1)(2)

Carry Forward Securities	Equity	Common Shares(5)	415(a)(6)	(1)(2)		(3)(4)			F-3	333-259205	September 14, 2021	(1)(2)

Carry Forward Securities	Equity	First Preferred Shares(6)	415(a)(6)	(1)(2)		(3)(4)			F-3	333-259205	September 14, 2021	(1)(2)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$9,805,261,782.00(1)(2)		$9,805,261,782.00(3)(4)			F-3	333-259205	September 14, 2021	$1,069,754.06

	Total Offering Amounts					$65,194,738,218.00		$9,622,743.36

	Total Fees Previously Paid							$9,564,119.55

	Total Fee Offsets							$0

	Net Fee Due							$58,623.81

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.C of Form F-3 under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), respectively, the U.S.$75,000,000,000 of securities covered by this registration statement (this “Registration Statement”) includes U.S.$9,805,261,782.00 aggregate principal amount or offering price of the Registrant’s securities (the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-259205) filed on August 31, 2021, as amended by Pre-Effective Amendment No. 1 filed on September 10, 2021 (together, the “2021 F-3 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. The Registrant may continue to offer and sell the securities covered by the 2021 F-3 Registration Statement until the effective date of this Registration Statement. The Registrant previously paid U.S. $9,564,119.55 in connection with the filing of this registration statement. After that previous payment and prior to this filing, the Registrant offered additional securities with a maximum aggregate offering price of U.S.$397,180,290.00 under the 2021 F-3 Registration Statement. For reasons stated above, the registration fee paid in connection with the filing of this Pre-Effective Amendment No. 1 to the Registration Statement is U.S.$58,623.81 and the total registration fee paid in connection with this Registration Statement is U.S.$9,622,743.36.

(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.
(5)

The common shares are being registered solely in connection with the registration of subordinated debt securities that provide for the full and permanent conversion of such securities into common shares of the Registrant upon the occurrence of certain trigger events relating to financial viability, as further described herein.

(6)

The first preferred shares are being registered solely in connection with the registration of subordinated debt securities that provide for the delivery of first preferred shares of the Registrant in certain limited circumstances, including non-payment of the principal amount of, interest on or redemption price for such subordinated debt securities when due.